Exhibit 10.9

DEED OF TRUST, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT, AND FINANCING STATEMENT

From HAUSER, INC. a Colorado corporation, to the PUBLIC TRUSTEE of the County of Boulder, State of Colorado for the use and benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association








Dated as of June 11,1999

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT,
AND FINANCING STATEMENT

This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FINANCING STATEMENT (this "Deed of Trust") is made as of this 11th day of June, 1999 by HAUSER, INC., a Colorado corporation (the "Grantor"), whose address is 5555 Airport Boulevard, Boulder, Colorado 80301, to the PUBLIC TRUSTEE of the County of Boulder, State of Colorado (the "Trustee"), for the use and benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Beneficiary"), whose address is 333 South Grand Avenue, Los Angeles, California 90071.

RECITALS

A. The Grantor has executed and delivered to the Beneficiary two promissory notes of even date herewith, in the principal amounts of THIRTY-FIVE MILLION AND NO/100THS UNTED STATES DOLLARS (U.S. $35,000,000.00) (the "Revolving Note") and TEN MILLION AND NO/l00THS UNITTED STATES DOLLARS (U.S. $10,000,000.00) (the "Term Note"), respectively, both made jointly and severally by the Grantor and the following affiliates (collectively, the "Affiliates") of the Grantor: ZUELLIG BOTANICAL EXTRACTS, INC., ZETAPHARM, INC., WILCOX DRUG COMPANY, INC. AND SHUSTER LABORATORIES, INC. Both promissory notes are payable to the order of the Beneficiary and bear interest thereon at the rate set forth therein and in the Loan Agreement (as hereinafter defined) and with principal and interest payable as provided therein and in the Loan Agreement, with the balance of the principal remaining unpaid, together with unpaid interest thereon, being due and payable in full on June 11, 2001 in the case of the Revolving Note and June 11, 2004 in the case of the Term Note. Such Revolving Note and Term Note, and all modifications, amendments, increases, refinancings, renewals, and extensi6ns thereof, are referred to collectively as the "Note."

B. The Grantor, the Beneficiary and the Affiliates have also executed a Credit Agreement of even date herewith relating to the indebtedness evidenced by the Note. Such Credit Agreement and all modifications and amendments of such Credit Agreement are referred to as the "Loan Agreement." The Loan Agreement, this Deed of Trust, the Note, all documents executed or delivered pursuant to the Loan Agreement (including, without limitation, all of the "Security Documents" referred to therein) and this Deed of Trust and all other documents or instruments now in existence or hereafter executed, the purpose of which is to evidence or secure payment of the Indebtedness (as defined below) or performance of the Secured Obligations (as defined below), are collectively referred to herein as the "Loan Documents." All amounts payable by the Grantor under the Note and the other Loan Documents (including without limitation all advances made by the Beneficiary pursuant to this Deed of Trust and the other Loan Documents) are referred to as the "Indebtedness." All of the terms, provisions, conditions and agreements on the Grantor's part to be performed or observed as provided for in this Deed of Trust, the Loan Agreement, the Note and the Loan Documents are referred to as the "Secured Obligations."

ARTICLE 1
GRANTING CLAUSE

To secure the Indebtedness and the Secured Obligations, the Grantor hereby grants, sells and conveys to the Trustee, IN TRUST FOREVER, the following property, whether now or hereafter existing:

1.1 The real property situated at 5505 Airport Boulevard in the County of Boulder, Colorado, and more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the "Real Property").

1.2 TOGETHER WITH all improvements located, or erected upon the Real Property or upon any real property interest which is now or hereafter subject to the lien of this Deed of Trust (all hereinafter referred to as the "Building").

1.3 TOGETHER WITH all right, title, and interest of the Grantor, now owned or hereafter acquired, in and to all strips and gores of land, the land within or under the streets, sidewalks, and alleys adjoining the Real Property, the tenements, hereditaments, privileges, easements, franchises, rights, appendages, and appurtenances belonging or in any way appertaining to the Real Property.

1.4 TOGETHER WITH all right, title and interest of the Grantor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent or used in connection with, belonging or pertaining to the Real Property.

1.5 TOGETHER WITH all goods, machinery, apparatus, equipment, fittings, fixtures, signs, signage, furniture, furnishings, and other personal property now or hereafter attached to or used in or intended to be installed in the Real Property or the Building (the "Building Equipment").

1.6 TOGETHER WITH all rents, issues, royalties, profits, revenues, incomes, all the Grantor's rights under all leases or subleases now or hereafter demising any portion of the Real Property (such leases and subleases are hereinafter referred to as the "Leases"), and all other benefits of and from the property described in this Article 1, including without limitation, cash, letters of credit and securities deposited pursuant to the Leases to secure performance by the tenants of their obligations thereunder.

1.7 TOGETHER WITH all awards or payments, all interest thereon, and all rights to receive the same, which may be made with respect to the Real Property as a result of: (a) the exercise of the right of eminent domain against the Real Property, the Building, the Building Equipment, or any right appurtenant thereto; (b) the alteration of the grade of any street, change of curb cuts or other rights of access; or (c) any other injury to or decrease in the value of the property described in this Article 1.

1.8 TOGETHER WITH all goods located on the Real Property which are now or in the future owned by the Grantor and used in the operation or occupancy of the Real Property or in any construction on the Real Property but which are not effectively made real property under Section 1.5 or
Section 8.4 hereof, including but not limited to all appliances, furniture, furnishings, carpeting, draperies, building service equipment, building materials and supplies.

1.9 TOGETHER WITH all general intangibles relating to the development or use of the Real Property or the Building, including but not limited to all licenses and permits relating to construction on the Real Property, all existing and future names under or by which the Real Property or the Building may at any time be operated or known, and the goodwill associated therewith, all rights to carry on business under any such names or any variant thereof, and all existing and future trademarks and good will in any way relating to the Real Property, all the Grantor's rights (but not its obligations) under any contracts relating to the Real Property, the Building, or the Building Equipment, and all warranties and guaranties of the quality or performance of any portion of the Building or the Building Equipment.

1.10 TOGETHER WITH all the Grantor's rights (but not its obligations) under any documents, computer software and data, contract rights, accounts, commitments, construction contracts, architectural agreements, and general intangibles arising from or by virtue of any transactions relating to the Real Property, the Building, or the Building Equipment.

1.11 TOGETHER WITH all of Grantor's right, title and interest in and to decreed and undecreed water or water rights, ditches or ditch rights, reservoirs or reservoir rights, well, spring, seepage and pond rights, and all other types of rights to the ownership of water, tributary, nontributary and not nontributary, which are underlying, appurtenant to or customarily or historically used upon or associated with the Real Property, all water and ditch company stock relating to the Real Property, all rights to naturally occurring oil, gas, minerals, geothermal resources, timber and crops under, through, upon, or appurtenant to the Real Property.

1.12 TOGETHER WITH all water, sewer, gas and electrical taps (including the Grantor's interest in all applications to appropriate governmental authorities for such taps and any waiting list position for such taps) and all electrical main extensions, allocated or committed by appropriate governmental authorities or other parties or otherwise obtained by the Grantor in connection with the Real Property, the Building or the Building Equipment and all refundable deposits and fees pertaining thereto.

1.13     TOGETHER WITH all plans and specifications for the Building.

1.14 TOGETHER WITH all shares of stock or other evidence of ownership of any part of the Real Property that is owned by the Grantor in common with others, and all existing and future documents of membership in any owners or members' association or metropolitan district or similar group having responsibility for managing or operating any part of the Real Property or providing services to the Real Property.

1.15 TOGETHER WITH all deposits (including tenants' security deposits), bank accounts (and the right to withdraw funds from such bank accounts), funds, instruments, notes, chattel paper arising from or by virtue of any transactions relating to the Real Property, the Building or the Building Equipment.

1.16 TOGETHER WITH all proceeds arising from or by virtue of the sale, lease or other disposition of the Real Property, the Building or the Building Equipment.

1.17 TOGETHER WITH all proceeds (including premium refunds) of each policy of insurance relating to the Real Property, the Building or the Building Equipment.

1.18 TOGETHER WITH all and singular the privileges and appurtenances belonging to any of the foregoing.

1.19     TOGETHER WITH all proceeds of the foregoing.

The Real Property, Building, Building Equipment, interests, privileges, and appurtenances described in Section 1.1 through Section 1.19 hereof are collectively referred to as the "Property."

AND the Grantor hereby grants to the Beneficiary a security interest in the Property. TO HAVE AND TO HOLD the Property IN TRUST, for the purpose of securing:

(a) the due and punctual payment by the Grantor to the Beneficiary of all of the Indebtedness; and

(b) the due and punctual performance, observance and payment by the Grantor of all of the Secured Obligations.

AND the Grantor hereby warrants, covenants and agrees that the Grantor is the lawful owner of the Property, with good and marketable fee simple title, free and clear of all encumbrances, liens or charges, subject only to those matters set forth in Exhibit B attached hereto and made a part hereof (the "Permitted Exceptions"); and that the Grantor will warrant and defend the title of the Property and each and every part thereof, to Trustee, his or her successors and assigns forever, against the claims of all persons whomsoever.

ARTICLE 2
COVENANTS OF THE GRANTOR

2.1 Repayment of Indebtedness. The Grantor covenants and agrees to pay promptly the principal of and interest on the Indebtedness, to pay promptly all other sums due pursuant hereto, and to perform each and every agreement and condition contained in the Note, this Deed of Trust, and the Loan Documents.

2.2     Payment of Taxes and Assessments.

(a) The Grantor covenants and agrees to pay before they become delinquent all taxes, special assessments, water and sewer rents or assessments, and all other charges imposed by law upon or against the Property, ordinary and extraordinary, unforeseen and foreseen (the "Impositions").

 (b) Upon the Beneficiary's request therefore, the Grantor will deposit with the Beneficiary in equal, monthly installments, an amount which will create a fund that the Beneficiary estimates to be sufficient to pay, when due, all Impositions and insurance premiums (the "Escrow Fund"). The Beneficiary shall hold the Escrow Fund as a non-interest-bearing account. If the Beneficiary, in its sole discretion, determines that the Escrow Fund will be insufficient to pay such items when due, the Grantor agrees to pay upon demand of the Beneficiary the amount determined necessary by the Beneficiary to increase the amount in the Escrow Fund to a sufficient level and to increase such monthly payments thereafter. The Beneficiary shall use the Escrow Fund proceeds to pay such Impositions and insurance premiums to the appropriate authority or party on behalf of the Grantor. If the amount of the Escrow Fund exceeds the amounts actually due, the Beneficiary shall, in its sole and absolute discretion to the extent permitted by law, return any excess to the Grantor, or credit such excess against future payments to be made to the Escrow Fund, or apply the excess to the reduction of the last accruing installment of the Note. In allocating such excess, the Beneficiary may deal with the person or entity shown on the Beneficiary's records as the owner of the Property.

(c) The Beneficiary may, in its sole discretion for any period of time and on any terms and conditions, waive in writing the requirement that the Grantor shall make the monthly payments to the Escrow Fund and allow the Grantor to pay directly to the appropriate authorities or parties the Impositions and insurance premiums as they become due. If the Beneficiary allows the Grantor to pay the Impositions and insurance premiums directly, the Grantor shall deliver to the Beneficiary evidence of such payment within thirty (30) days after it is made. Such evidence shall be in the form of the original or a photostatic copy of the official receipt evidencing such payment or other proof of payment satisfactory to the Beneficiary. The failure of the Grantor to deliver to the Beneficiary such receipts or to submit other satisfactory proof of such payment to the Beneficiary within five (5) business days after notice from Beneficiary shall constitute a default hereunder.

2.3 Preservation of Lien Priority by the Grantor. The lien of this Deed of Trust is and will be maintained as a valid first lien on the Property. The Grantor will not, directly or indirectly, create or suffer or permit to be created or to stand against all or any part of the Property or against the rents, issues, profits, or income therefrom, any lien or charge prior to, subordinate to, or on a parity with the lien of this Deed of Trust. However, nothing in this Deed of Trust shall require the Grantor to pay any Impositions prior to the time they become due and payable or require the Grantor to pay any Imposition so long as the Grantor contests the amount, applicability, or validity in good faith by appropriate proceedings promptly initiated and diligently conducted if: (i) such nonpayment will not result in a forfeiture or impairment of the priority of the lien of this Deed of Trust; and

(ii) the Grantor has posted security with the Beneficiary in a form and in an amount satisfactory to the Beneficiary, which the Beneficiary shall use in its sole discretion to protect the priority of the lien of this Deed of Trust. The Grantor will keep and maintain the Property free from all liens of persons supplying labor and materials entering into the construction, modification, or repair of the Building. If any such lien is recorded against the Property, the Grantor shall post a bond, as provided by statute, or discharge the same of record within thirty (30) days after such lien is recorded. The Grantor shall not do, or permit to be done, or omit to do, or permit the omission of, any act or thing, the doing of which or the omission of which would impair the security of this Deed of Trust or would constitute grounds for the termination by any tenant or subtenant of the Lease.

(a) All property of every kind acquired by the Grantor after the date hereof which, by the terms hereof, is required or intended to be subjected to the lien of this Deed of Trust shall, immediately upon its acquisition and without any further conveyance, assignment, or transfer, become subject to the lien of this Deed of Trust. Nevertheless, the Grantor will do all such further acts, and execute, acknowledge, and deliver all such further conveyances, mortgages, security agreements, and assurances as the Beneficiary may reasonably require in order to confirm the lien of this Deed of Trust on the Property, and the Grantor shall pay all fees for filing or recording such instruments.

(b) If any action or proceeding is instituted to evict the Grantor or to recover possession of the Property or for any other purpose affecting this Deed of Trust or the lien of this Deed of Trust, the Grantor shall deliver to the Beneficiary a true copy of each precept, petition, summons, complaint, notice of motion, order to show cause, and all other process, pleadings, and papers, however designated, served in such action or proceedings, immediately after the Grantor receives them.

2.4     Insurance.

(a) The Grantor, at its sole expense, shall keep and maintain constantly during the time any of the Indebtedness remains outstanding, with companies authorized to do business in Colorado and that have an A.M. Best rating of "A" or better, the following:

(i) Insurance in an amount not less than the full replacement cost of the Building insuring against "all risks" of direct physical damage, including additional expense for demolition, debris removal and building ordinance coverage;

 (ii) Commercial General Liability insurance, in such form and in such amounts approved by the Beneficiary in its sole discretion, naming the Beneficiary as an additional insured;

(iii) Rents and rental value coverage insurance against loss of income arising out of damage or destruction from fire or perils of so-called "extended coverage" in an amount approved by the Beneficiary in its reasonable discretion. The Grantor hereby assigns to the Beneficiary the proceeds of such insurance as security for the payment of all such installments of principal, interest, taxes, and insurance premiums, and in the event the Beneficiary collects such proceeds, the Beneficiary shall, out of such proceeds, pay such charges as they become due and hold the remainder of any such proceeds as security for the payment of the Indebtedness until such time as the Property has been restored and replaced in full operation, at which time the Beneficiary, at its sole discretion, may apply the remaining proceeds to the last maturing principal payment of the Note or refund such remaining proceeds to the Grantor; and

(iv) Flood insurance if required by the Federal Disaster Protection Act of 1973 and regulations issued thereunder.

(b) All property insurance policies required by this Deed of Trust shall contain a standard noncontributory lenders' loss payable and standard mortgagee clause in favor of the Beneficiary and to the extent available a waiver of subrogation rights. All insurance policies shall be primary and non-contributing and shall provide that such policy shall not be canceled without at least thirty (30) days' prior written notice to the Beneficiary.

(c) Upon the execution of this Deed of Trust, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring insurance policies required by this Section, the Grantor shall deliver to the Beneficiary certificates of insurance evidencing compliance with this Section.

(d) The Grantor and the Beneficiary shall adjust with the insurance companies the loss, if any, under any policies required by this Deed of Trust in the case of any particular casualty resulting in damage or destruction. The proceeds of any such insurance shall be payable to the Beneficiary to be applied in accordance with the terms of Section 2.5 hereof.

(e) Approval by the Beneficiary of any insurance policy obtained or delivered pursuant to this Section shall not be deemed a representation by the Beneficiary as to the adequacy of coverage of such policy or the solvency of the insurer.

(f) If the Grantor fails to procure, pay the premium of, or deliver to the Beneficiary any of the insurance policies or renewals as required herein, the Beneficiary may elect, but shall not be obligated, to effect such insurance and pay the premiums. The Grantor shall pay to the Beneficiary on demand any premiums so paid with interest thereon at the rate per annum set forth in clause (ii) of Section 2.11(c) of the Loan Agreement (the "Default Rate") from the time of the Beneficiary's payment, and said advance and interest shall be secured by this Deed of Trust.

(g) In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment of the Indebtedness, the purchaser of the Property shall succeed to all of the Grantor's rights, including any rights to unearned premiums, and to all insurance policies required by this Section, but the Grantor shall be entitled to a credit for any such unearned premium with respect to the period after the transfer of title as against any deficiency judgment obtained by the Beneficiary, and if no such deficiency exists, to a return of such unearned premium.

(h) If the Beneficiary acquires title to the Property in any manner, it shall thereupon (as between the Grantor and the Beneficiary) become the sole and absolute owner of all insurance policies required by this Section, with the sole right to collect and retain all unearned premiums thereon, and the Grantor shall be entitled only to a credit, in reduction of the then outstanding Indebtedness, in the amount of the short-rate cancellation refund.

2.5 Casualty. (a) The Grantor shall promptly give written notice to the Beneficiary of fire or other casualty to the Real Property encumbered by the lien of this Deed of Trust, the Building, or the Building Equipment. Regardless of the amount of any damage or destruction and whether or not the insurance proceeds, if any, are sufficient for the purpose, the Grantor shall, at its sole cost and expense, restore, repair, replace, rebuild, or alter such Real Property, the Building, and the Building Equipment as nearly as possible to their value, condition, and character immediately prior to such damage or destruction, or make such changes or alterations as the Beneficiary approves in writing. All insurance proceeds on account of such damage or destruction shall be paid to the Beneficiary. Such proceeds, less the reasonable costs, fees and expenses, if any, incurred in connection with adjustment of the loss ("Net Proceeds"), shall, subject to
Section 2.5(b) below, be applied in the Beneficiary's sole discretion either to the reduction of the Indebtedness, in the inverse order of maturity, whether due or not, or to payment of the costs of such restoration, repair, replacement, rebuilding, or alteration, including the cost of temporary repairs or of the protection of the Property pending the completion of permanent restoration, repair, replacement, rebuilding, or alteration (all of which temporary repairs, protection of the Property, and permanent restoration, repair, replacement, rebuilding, or alteration are hereinafter collectively referred to as the "Restoration").

(b)     Notwithstanding the provisions of Section 2.5(a) above:

(i) The Net Proceeds shall be disbursed by the Beneficiary in accordance with the terms and conditions set forth herein to pay for the costs and expenses of the Restoration provided (A) no Event of Default has occurred and remains uncured, (B) the Grantor proceeds promptly after the insurance claims are settled with the Restoration of the Real Estate, the Building and the Building Equipment as nearly as possible to their condition immediately prior to such fire or other casualty, (C) the Restoration shall be done in compliance with all applicable laws, ordinances, rules and regulations, (D) the plans and specifications for the Restoration shall be submitted to the Beneficiary and shall be satisfactory to the Beneficiary in all respects, (E) all costs and expenses incurred by the Beneficiary in connection with making the Net Proceeds available for the Restoration including, without limitation, counsel fees and inspecting architect and engineer fees incurred by the Beneficiary shall be paid by the Grantor, (F) the Beneficiary shall have approved a budget submitted by the Grantor for the Restoration, and any modifications thereto, and (G) the Grantor complies with any other reasonable requirements of the Beneficiary with respect to construction or restoration work.

(ii) The Net Proceeds shall be held by the Beneficiary without interest thereon and shall be paid by the Beneficiary to, or as directly by, the Grantor from time to time during the course of the Restoration, upon receipt of evidence, satisfactory to the Beneficiary, that (A) all materials installed and work and labor performed (except to the extent they are to be paid for out of the requested payment) in connection with the Restoration have been paid for in full, (B) no notices of intention, mechanics' or other liens or encumbrances on the Property arising out of the Restoration exist, (C) the Grantor shall have provided to the Beneficiary lien waivers from all contractors, subcontractors and suppliers who performed work or supplied labor or materials in connection with the Restoration, and (D) the balance of the Net Proceeds plus the balance of any deficiency deposits given by the Grantor to the Beneficiary pursuant to clause (iv) of this Section 2.5(b) shall be sufficient to pay in full the balance of the cost of the Restoration.

(iii) Notwithstanding anything to the contrary contained herein, if the Net Proceeds shall be less than $50,000.00, only one disbursement shall be required, which shall be made upon the completion of the Restoration.

 (iv) If at any time the Net Proceeds, or the undisbursed balance thereof, shall not in the reasonable opinion of the Beneficiary be sufficient to pay in full the balance of the cost of the Restoration, the Grantr shall deposit the deficiency with the Beneficiary before any further disbursement of the Net Proceeds shall be made.

(v) Any amount of the Net Proceeds received by the Beneficiary and not required to be disbursed for the Restoration pursuant to the provisions of this Section 2.5(b) shall, in the Beneficiary's sole discretion, either be
(A) retained and applied by the Beneficiary toward the payment of the Indebtedness, whether or not then due and payable, in the inverse order of maturity, or (B) paid in whole or in part to the Grantor for such purposes as the Beneficiary shall designate.

2.6 Condemnation. If all or any part of the Property is taken in condemnation proceedings or by exercise of any right of eminent domain, or by conveyance in lieu of condemnation (hereinafter collectively called "Proceedings"), the Grantor and the Beneficiary shall have the right to participate in any Proceedings at the Grantor's expense, including reasonable attorneys' fees, notwithstanding any provisions in any other documents now in existence or hereafter executed. Any resulting award or proceeds shall be deposited with the Beneficiary and distributed in the manner set forth in this Section. The parties agree to execute any and all further documents that may be required in order to facilitate collection of any award or awards and the making of any such deposit. If tide to the whole or materially all of the Property is taken in condemnation proceedings or by agreement between the Grantor and the Beneficiary and those authorized to exercise such right, the Beneficiary shall apply such award or proceeds first to payment of the reasonable costs of their collection, including reasonable attorneys' fees, second to payment of the Indebtedness, in inverse order of maturity, whether due or not, and third to the Grantor. "Materially all of the Property" shall be deemed to have been taken if the portion of the Property not so taken cannot be repaired or reconstructed so as to constitute a complete facility suitable for the conduct of the Grantor's business. If title to less than the whole or materially all of the Property is taken, the Beneficiary shall hold and apply all of the award or proceeds in the Beneficiary's sole discretion to the reduction of the Indebtedness, in inverse order of maturity, whether due or not, or to the payment of the cost of demolition, repair, and restoration, substantially in the same manner and subject to the same conditions as those provided in Section 2.5 (pertaining to damage or destruction with respect to insurance proceeds and other moneys). If the Beneficiary elects to apply such award or proceeds to the cost of the demolition, repair, and restoration, and if any balance remains after payment of the cost of such demolition, repair, and restoration, the Beneficiary shall apply such balance toward reduction of the Indebtedness, in the inverse order of maturity, whether due or not. If the costs of such demolition, repairs, and restoration exceed the net amount collected by the Beneficiary, the Grantor shall pay the deficiency upon demand.

2.7 The Beneficiary's Interest In and Use of Deposits. The Grantor hereby pledges, as additional security for the Indebtedness, any moneys on deposit with the Beneficiary or other depository pursuant to the terms of this Deed of Trust or any other Loan Document (collectively referred to herein as the "`Deposits"). The Deposits shall be held in trust to be irrevocably applied by the depository for the purposes for which such Deposits are made and shall not be subject to the direction or control of the Grantor; provided that neither the Beneficiary nor such depository shall be liable for any failure to apply the Deposits to the payment of taxes and assessments unless the Grantor, while not in default hereunder, has requested said depository in writing to make application of the Deposits to the payment of the particular taxes or assessments for payment of which the Deposits are made, accompanied by the bills for such taxes and assessments. When the Indebtedness has been fully paid, the Beneficiary shall pay any remaining Deposits to the Grantor.

2.8 Maintenance of Property. The Grantor will not commit any waste on the Property or take any actions that might invalidate any insurance carried on the Property. The Grantor at its sole cost and expense will maintain the Property and the landscaping, sidewalks, curbs, and vaults adjoining the Building in good condition and make all necessary repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. No improvements may be removed, demolished, or materially altered without the prior written consent of the Beneficiary. All repairs shall be equal in quality and class to the original work. No personal property in which the Beneficiary has a security interest may be removed from the Property unless it is immediately replaced by similar property of at least equivalent value on which the Beneficiary will immediately have a valid first lien and security interest.

2.9 Compliance. The Grantor agrees to comply promptly with all present and future laws, statutes, ordinances, orders, rules, regulations, restrictions, and requirements of all federal, state, and municipal governments, courts, departments, commissions, boards, and officers, any national or local Board of Fire Underwriters, or any other body exercising similar functions, foreseen or unforeseen, ordinary or extraordinary, which may be applicable to the Property, the landscaping, sidewalks, curbs, and vaults adjoining the Property, or to the use or manner of use of the Property whether or not such law, statute, ordinance, order, rule, regulation, restriction, or requirement necessitates structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural, or otherwise, onto or over the streets adjacent to the Property, or onto or over property contiguous or adjacent thereto, and including, without limitation, all zoning, building code, environmental protection and equal employment opportunity laws, statutes, ordinances, orders, rules, regulations, restrictions, and requirements. The Grantor and the use of the Property shall comply with all conditions, covenants, restrictions, easements, rights of way, licenses and other agreements or instruments affecting the Property.

2.10 Use of the Property. The Grantor shall use the Property solely in connection with the conduct of the Grantor's business, and shall not use or permit the use of the Property for any other purpose without the prior written consent of the Beneficiary.

2.11 Effect of Changes in Laws Regarding Taxation. In the event of the passage of any law of the United States or of the State of Colorado which for taxation purposes deducts any lien from the value of land, or imposes upon the Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by the Grantor, or changes in any way laws relating to the taxation of deeds of trust or debts secured by deeds of trust or the Beneficiary's interest in the Property or the manner of collection of taxes, so as to affect this Deed of Trust or the debt secured hereby, then the Grantor, upon demand by the Beneficiary, shall pay the full amount of such taxes or assessments, or reimburse the Beneficiary therefor; provided, however, that if in the opinion of the Beneficiary's counsel (a) it may be unlawful to require the Grantor to make such payment, or (b) the making of such payment might constitute usury or render the loan or the Indebtedness wholly or partially usurious under any of the terms or provisions of the Note or this Deed of Trust or any other Loan Document, then the Beneficiary may elect, by written notice to the Grantor, to declare all of the Indebtedness with interest thereon to be and become due and payable within ninety (90) days of the giving of such notice, or the Beneficiary may, at its option, pay whatever amount or portion of such taxes as renders the Indebtedness unlawful or usurious, in which event the Grantor shall concurrently pay the remaining lawful and non-usurious portion or balance of said taxes.

2.12 Cost of Defending Title to Property. If the Beneficiary is made a party to any action affecting this Deed of Trust or the title to the Property, the Grantor agrees that the Beneficiary may at its option defend such action. Furthermore, in the event of any actions or proceedings affecting this Deed of Trust or title to the Property, the Beneficiary may, at its option, elect to participate or join in any such actions or proceedings. If the Beneficiary elects to so defend or participate, all court costs and reasonable expenses, including attorneys' fees and costs of evidence of title to the Property, shall become part of the Indebtedness and be secured hereby.

2.13 Acceleration of Indebtedness. The full principal of the Note and all obligations secured by this Deed of Trust, irrespective of the maturity date expressed therein, at the option of the Beneficiary, and without demand or notice, shall immediately become due and payable, and the Note shall thereafter bear interest at the Default Rate if the Grantor without the prior written consent of the Beneficiary does any one or more of the following:

(a) voluntarily or involuntarily sells, assigns, transfers, leases with option to purchase, disposes of, or further encumbers, or agrees to sell, assign, transfer, lease with option to purchase, dispose of, or further encumber, all or any portion of or any interest in the Property, including, but not limited to, any development rights, air rights, or similar rights;

(b) is divested of title to all or part of the Property in any manner, whether voluntarily or involuntarily; or

(c) permits or suffers the dissolution, liquidation or termination of the existence of the Grantor, whether voluntarily or involuntarily.

2.14 Mineral and Other Interests. The Grantor agrees that exploring for any oil, gas, water, or other mineral under, through, upon, or appurtenant to the Property, or making any oil, gas, water, or other mineral lease with respect to all or any part of the Property, or the sale or conveyance of any water, oil, gas, or other mineral interest or the right to explore for the same under, through, upon, or appurtenant to the Property would impair the value of the Property as security for payment of the Indebtedness. The Grantor shall have no right, power, or authority to explore for any oil, gas, water, or other mineral under, through, upon, or appurtenant to the Property, to lease all or any part of the Property for oil, gas, water, or other mineral purposes, or to grant, assign, or convey any water, oil, gas, or other mineral interest of any nature, or the right to explore for oil, gas, water, and other minerals, without first obtaining the Beneficiary's prior written consent, which consent if granted may be subject to such conditions as the Beneficiary may solely determine and shall not be valid until recorded. If the Grantor commences any such exploration or makes any such lease or attempt to grant water rights or any such oil, gas, or other mineral rights without such prior written consent, then the Beneficiary may, without notice, declare the same to be an Event of Default (as hereinafter defined), declare the Indebtedness immediately due and payable, and exercise all of its other rights and remedies. Whether or not the Beneficiary consents to such exploration, lease, or grant of the water, mineral, oil, or gas rights, the Beneficiary shall, at its option, receive the entire profits, revenues, and income resulting from such exploration and the entire consideration to be paid for such lease or grant of the water, mineral, oil, or gas rights, and shall apply such profits, revenues, income, or consideration to the Indebtedness as a prepayment of the Note, in inverse order of maturity, whether due or not, without premium or penalty; provided, however, that the acceptance of such profits, revenues, income, or consideration shall in no way impair the lien of this Deed of Trust on the entire Property and all rights therein, and all water, oil, gas, and other mineral rights, including any such rights covered by any such consent, shall remain subject to this Deed of Trust. As used herein, references to minerals and mineral rights shall include geothermal resources.

2.15 Information to be Supplied by the Grantor to the Beneficiary. The Grantor will deliver to the Beneficiary:

(a) within thirty (30) days after the Beneficiary's request, a written statement in recordable form executed by the Grantor, setting forth the amount then secured by this Deed of Trust and whether any offsets or defenses exist against the Indebtedness and if any offsets or defenses are alleged to exist, specifying the nature of such alleged offsets or defenses;

(b) within a reasonable time after the Beneficiary's request, such other information with respect to the Property as the Beneficiary reasonably requests from time to time;

(c) immediately upon the occurrence, written notice of (i) the change of the Grantor's name, (ii) any trade name or fictitious name which is adopted for use by the Grantor, or (iii) any change of the Grantor's principal place of business; and

(d) within ten (10) days following each anniversary of the date hereof and at any other time upon the Beneficiary's request, a rent roll of the Property indicating all tenants, their rental rate, commencement and termination dates, square footage and any other information regarding the tenants reasonably requested by the Beneficiary. The Grantor shall certify that all such rent rolls are true and correct.

2.16 Waiver of Right to Marshal Assets. The Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to have the Property and any other property now or hereafter constituting security for the Indebtedness marshaled upon any foreclosure of the lien of this Deed of Trust. The Beneficiary shall have the right to sell the Property as a whole or in separate parcels.

2.17 Zoning and Private Covenants. The Grantor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any private restrictive covenant, or any other public or private restriction limiting or defining the uses of all or any part of the Property without the Beneficiary's prior written consent. If the use of all or any part of the Property is or becomes a nonconforming use under applicable zoning provisions, the Grantor will not cause or permit such use to be discontinued or abandoned without the Beneficiary's prior written consent.

2.18 Periodic Accounting. Supplementing Section 5.01 of the Loan Agreement, the Grantor agrees and promises to keep and maintain complete and accurate books and records of the earnings and expenses relating to the operation of the Property and, without expense to the Beneficiary, to furnish to the Beneficiary, within ninety (90) days following the close of its fiscal year, a certified operating statement of the Property which shows all receipts, disbursements, and operating expenses received and made in connection with the operation of the Property. All such statements and reports shall be prepared in accordance with generally accepted accounting principles and shall be certified as being correct by a certified public accountant. The Beneficiary shall be permitted to examine books and records relating to the Property, together with all supporting vouchers and data, at all reasonable times in the Grantor's principal place of business within the State of Colorado.

2.19 Condominium Declaration and Map. The Grantor shall not execute or record any form of declaration of condominium ownership, any condominium map, or any other document which purports to convert the Property into condominiums or separate air space units without the Beneficiary's prior written consent.

2.20 Special Districts. The Grantor shall not agree to or vote for the formation of any quasi-governmental entity, including without limitation, any special districts or metropolitan districts, with the power to assess taxes or assessments against the Property.

2.21 Alterations. Without the Beneficiary's prior written consent, which shall not be unreasonably withheld, the Grantor will not construct, add to, alter, expand, or extend the Building or any other improvements on the Property, or consent to or permit any such construction, addition, alteration, expansion, or extension.

2.22 Replacement of Note. The Grantor will, if the Note is mutilated, destroyed, lost or stolen, deliver to the Beneficiary, in substitution therefor, a new promissory note, clearly marked as being a replacement note, containing the same terms and conditions as the Note with a notation thereon of the unpaid principal and accrued but unpaid interest. The Grantor shall be furnished with satisfactory evidence of the mutilation, destruction, loss or theft of the Note, and also such security or indemnity as may be reasonably requested by the Grantor, it being expressly understood and agreed that a statement by the Beneficiary and an indemnification from the Beneficiary shall be deemed to satisfy the foregoing requirements.

2.23 Expenses. The Grantor shall pay all taxes, assessments, recording fees, documentary stamp taxes, registration taxes, title insurance premiums, escrow fees, other title charges, loan brokerage commissions, attorney's fees of the Beneficiary's counsel (including in-house counsel), appraisal fees, and all other costs and expenses incurred by the Beneficiary in connection with the Indebtedness.

2.24 Waiver of Jury Trial. THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO
A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF
THE GRANTOR OR THE BENEFICIARY. THE GRANTOR ACKNOWLEDGES AND
AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION
FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BENEFICIARY EXTENDING THE LOAN EVIDENCED BY THE NOTE AND EACH OTHER LOAN DOCUMENT.

2.25 Asbestos. The Grantor shall not install nor permit to be installed in the Property any product or material containing more than 0.1% asbestos by weight that when dry, may be crumbled, pulverized, or reduced to powder by hand pressure. If the Grantor installs or permits to be installed in the Property any material or product containing more than 0.1% asbestos by weight, the Grantor shall prepare and implement on an on-going basis a written asbestos operations and maintenance program prepared by a qualified environmental consultant. Such plan shall ensure that (a) all persons are protected from any release of asbestos fibers at the Property and (b) asbestos fibers are not distributed throughout the Property during Maintenance, repairs or renovations. The Grantor shall, in addition, comply with all laws, regulations and orders with respect to any asbestos installed in the Property and shall abate any damage or potential damage to such materials or products. If the Grantor fails to abate any damage or potential damage to such materials, or fails to comply with any governmental requirements pertaining to asbestos, the Beneficiary may declare an "Event of Default" hereunder and/or do whatever is necessary to abate such damage or potential damage or comply with governmental requirements (in which case, the Grantor shall give the Beneficiary and its agents or employees access to the Property to respond to said asbestos materials) and the costs thereof shall be added to the indebtedness evidenced by the Note and secured by this Deed of Trust and the other Loan Documents (regardless of whether such indebtedness causes the outstanding balance of the Note to be in excess of the maximum principal amount thereof). The Grantor agrees to defend, indemnify, and hold the Beneficiary free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and expenses and other litigation expenses) the Beneficiary may sustain by reason of the assertion against the Beneficiary by any party of any claim that arises out of the presence, management or removal of asbestos materials or compliance with any governmental requirement pertaining to asbestos. The foregoing indemnification shall be a recourse obligation of the Grantor and shall survive repayment of the Note and the performance of all other obligations under the Loan Documents, notwithstanding any limitation on liability contained herein or in any of the Loan Documents.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Grantor covenants, represents and warrants to the Beneficiary as follows:

3.1 Character of Property for Foreclosure Purposes. Notwithstanding any failure of the legal description of the property attached hereto as Exhibit A to s6 recite, a portion of the real property encumbered by the lien of this Deed of Trust is within a platted subdivision, and, therefore, the Property is not "agricultural real estate" (as defined in Section 38-38-302(4), C.R.S.) and is not subject to the statutory redemption period for agricultural real estate provided in Section 38-38-302, C.R.S., as amended from time to time.

3.2 Character of Property for Acceleration of Indebtedness Purposes. The transaction contemplated herein and in the Note and in the Loan Documents is solely a commercial transaction, and, as such, the acceleration of indebtedness upon an event of default is not within the scope of the restrictions on acceleration of indebtedness contained in
Section 38-30-165, C.R.S.

3.3 Leases. All representations made by the Grantor in the Leases are, or when any Lease is executed will be, true and correct.

3.4 Conditions Preventing Compliance. No conditions exist to the best knowledge of the Grantor which would prevent the Grantor or any of the Affiliates from fully complying with the provisions of this Deed of Trust or the Loan Documents within the time limits herein and therein set forth.

3.5 Pending Litigation. No actions, suits, or proceedings are pending or threatened against or affecting the Grantor or the Property in any court of law or in equity, or before or by any governmental department, commission, board, bureau, agency, or other instrumentality which might materially adversely affect the ability of the Grantor to perform its obligations hereunder or might materially adversely affect the priority of the Beneficiary's first lien on the Property.

3.6 Access. The Property is and will be contiguous to streets or roads or highways to be adequately completed and maintained, and vehicular and pedestrian access from the Property is and will be permitted to any such streets or roads or highways.

3.7 Condemnation. No condemnation or eminent domain proceeding has been commenced or threatened against the Property.

3.8 No Limits On Property There are no limitations (including without limitation subdivision agreements, annexation agreements, or notes on planned unit development maps or subdivision maps) on the Grantor's ability to develop, operate and maintain the Property except the Permitted Exceptions and applicable laws, statutes and regulations.

3.9 Special Districts. Except as provided in Exhibit B, the Property is not within the boundaries of any quasi-governmental entity, including without limitation, any special district or metropolitan district, with the power to assess taxes or assessments against the Property.

ARTICLE 4
HAZARDOUS MATERIALS

4.1     Definitions. The following terms shall have the meaning specified:

(a) "Governmental Requirements" means all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Grantor or the Property.

(b) "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.) ("CERCLA") and the regulations promulgated thereunder; (c) any hazardous, toxic or dangerous waste, substance or material as defined in any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code or other requirement of any governmental authority; (d) asbestos; (e) polychlorinated biphenyls; (f) any substance the presence of which on the Property is prohibited by any Governmental Requirements (as defined above);
(g) any petroleum-based products; (h) underground storage tanks; and (i) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal. Hazardous Materials shall not include cleaning solvents and products used in photocopiers and similar materials customarily used in office, warehouse or industrial buildings, provided such materials are only in such quantifies as are necessary for day-to-day use in the ordinary course of the Grantor's business, which quantities are smaller than the amounts regulated by applicable statutes, and provided further that such materials are stored and disposed of in accordance with all applicable laws.

(c) "Hazardous Materials Contamination" means the contamination (whether presently existing or hereafter occurring) of the Property, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.

(d)     "Environmental Site Assessments" means the following:

(i) Phase I Environmental Site Assessment for the Hauser Facility, 5505 Airport Boulevard, Boulder, Colorado 80301, dated March 10, 1999, prepared by ARCADIS Geraghty & Miller;

(ii) Phase I Environmental Site Assessment for the Hauser Gunbarrel Facility, 4750 Nautilus Court South, Boulder, Colorado 80301, dated December 18, 1998, prepared by ARCADIS Geraghty & Miller; and

(iii) Phase I Environmental Site Assessment for the Hauser Park Facility, 4161 Specialty Place, Longmont, Colorado 80504, dated December 18, 1998, prepared by ARCADIS Geraghty & Miller; together with and inclusive of all figures, photographs, maps, charts, diagrams and appendices included or referenced therein.

4.2 The Grantor's Representation and Warranties. The Grantor hereby represents and warrants that except as disclosed by or in the Environmental Site Assessments, or with respect to any Hazardous Materials used in any process identified in the Environmental Site Assessments:

(a)     No Hazardous Materials are now located on the Property;

(b) Neither the Grantor nor, to the Grantor's knowledge, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property or any part thereof;

(c) No part of the Property is being used or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials;

(d)     No part of the Property is affected by any Hazardous Materials
Contamination;

(e) To the Grantor's knowledge, no property adjoining the Property is or has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials;

(f) To the Grantor's knowledge, no property adjoining the Property is affected by Hazardous Materials Contamination;

(g) To the Grantor's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property;

(h) To the Grantor's knowledge, the Property is not currently on, and to the Grantor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

Notwithstanding that certain of the foregoing warranties and representations are "to the Grantor's knowledge," except as disclosed by or in the Environmental Site Assessments, or with respect to any Hazardous Materials used in any process identified in the Environmental Site Assessments, the existence of any of the foregoing at any time while the Indebtedness is outstanding shall, at the Beneficiary's option, constitute an Event of Default.

4.3     The Grantor's Covenants. The Grantor agrees to:

(a) give notice to the Beneficiary within twenty-four (24) hours after the
Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Property
(other than those Hazardous Materials disclosed by or in the Environmental Site Assessments or used in any process identified in the Environmental Site Assessments) or of any Hazardous Materials Contamination with a full description thereof;

(b) promptly comply with any Governmental Requirements with respect to the existence, use, removal, treatment, storage, disposal or other handling of Hazardous Materials or Hazardous Materials Contamination and, upon request, provide the Beneficiary with satisfactory evidence of such compliance;

(c) clean to the level required by Governmental Requirements any Hazardous Material Contamination at the Property existing from time to time, including, without limitation, any contamination of the air, soil, groundwater or surface waters in, on or under the Property;

(d) provide the Beneficiary, within thirty (30) days after demand by the
Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to the
Beneficiary's reasonable satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of Hazardous Materials associated with Hazardous
Materials Contamination and discharging any assessments which may be established on the
Property as a result thereof;

(e) conduct all operations on the Property in compliance with all Governmental Requirements and in accordance with best management practices as are reasonably required to keep the Property free of any potentially harmful Hazardous Materials Contamination;

(f) keep the Property free of any lien imposed pursuant to any Governmental Requirements; and

 (g) pay immediately when due the costs of remedying any Hazardous Material Contamination and the costs of complying and the costs of complying with any applicable Governmental Requirement.

4.4 Site Assessments. If the Beneficiary shall ever have reason to believe that there are Hazardous Materials or Hazardous Materials Contamination that may adversely affect any of the Property or any individuals on or about the Property, and, after the Beneficiary gives notice to the Grantor, the Grantor refuses or fails to have a site assessment promptly performed by an environmental consultant acceptable to the Grantor and the Beneficiary, then the Beneficiary (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Property for the purpose of determining whether there exists on the Property any environmental condition which could result in any liability, cost or expense to the owner, occupier or operator of such Property arising under any Governmental Requirements relating to Hazardous Materials. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by the Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. The Grantor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, the Beneficiary shall make the results of such Site Assessments fully available to the Grantor, which (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by the Grantor upon demand of the Beneficiary and any such obligations shall be Indebtedness secured by this Deed of Trust and the Loan Documents.

4.5 Indemnification. Regardless of whether any Site Assessments are conducted hereunder, the Grantor shall defend (using counsel acceptable to the Beneficiary), indemnify and hold harmless the Beneficiary, its directors, officers, employees, agents and their respective successors and assigns from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, consultants fees, investigation and laboratory fees, reasonable attorneys' fees, expenses and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Deed of Trust) be paid, incurred or suffered by or asserted against the Beneficiary by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), regardless of whether or not caused by or within the control of the Grantor or the Beneficiary. The foregoing indemnification shall be a recourse obligation of the Grantor, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

4.6 The Beneficiary's Right to Remove Hazardous Materials. The Beneficiary shall have the right but not the obligation, without in any way limiting the Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could result in an order, notice, suit, imposition of a lien on the Property or other action and/or which, in the Beneficiary's sole opinion, could jeopardize the Beneficiary's security under this Deed of Trust. The Grantor shall give the Beneficiary and its agents and its employees access to the Property to respond to such conditions relating to Hazardous Materials. All reasonable costs and expenses paid or incurred by the Beneficiary in the exercise of any such rights shall be part of the Indebtedness secured by this Deed of Trust and shall be payable by the Grantor upon demand.

4.7 Survival. The representations, covenants, warranties and indemnification contained in this Article 4 shall survive the repayment of the Note and performance of all other obligations under the Loan Documents, the release of this Deed of Trust and the foreclosure of this Deed of Trust.

ARTICLE 5
ASSIGNMENT OF RENTS AND
LESSOR'S INTEREST IN LEASES

5.1 Assignment of Rents. As additional security for the payment of the Indebtedness, the Grantor hereby absolutely and unconditionally assigns, transfers, and sets over to the Beneficiary: (i) the rents, profits, and income derived from the Property, including all prepaid rent, security deposits and liquidated damages following default under any Leases (the "Rents"); (ii) all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property; (iii) any award or other payment to which the Grantor may become entitled with respect to the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving the tenants under the Lease; and (iv) all payments made by or on behalf of any tenant of any part of the Property in lieu of Rent. The Grantor reserves and the Beneficiary grants to the Grantor a license to collect the Rents as Trustee for the benefit of the Beneficiary and the Grantor prior to an Event of Default. The Grantor shall apply the Rents first to the payment of the Indebtedness in accordance with the terms of the Note and thereafter to the account of the Grantor.

5.2 Assignment of Lessor's Interest in Leases. As additional security for the Indebtedness, the Grantor hereby absolutely and unconditionally assigns, transfers and sets over to the Beneficiary all right, title and interest of the Grantor in and to the Leases, all guaranties of any tenant's obligations under the Leases, and any modifications or renewals of the Lease and such guaranties.

5.3     Termination of License.

(a) If an Event of Default occurs, the Beneficiary may terminate such license without regard to the adequacy of its security hereunder and without notice to or demand upon the Grantor, and shall thereafter have full and complete right and authority to demand, collect, receive, and receipt for the Rents, to take possession of the Property without having a receiver appointed, to rent and manage the Property from time to time, and to apply the net proceeds of the Rents to the Indebtedness until all delinquencies, advances, and the Indebtedness are paid in full or until the Beneficiary obtains title to the Property through foreclosure or otherwise. The Grantor hereby irrevocably authorizes and directs the tenants under the Lease, upon receipt of notice from the Beneficiary that an Event of Default has occurred, to pay thereafter all Rents directly to the Beneficiary. Upon the occurrence of an Event of Default, the Beneficiary or the holder of the Certificate of Purchase (issued by the Trustee after the Trustee's Sale) may enforce its rights to the Rents by any appropriate civil suit or proceeding.

(b) The Beneficiary or the holder of such Certificate of Purchase shall be entitled as a matter of right, with the irrevocable consent of the Grantor hereby given and evidenced by the execution of this Deed of Trust, to obtain appointment of a receiver by any court of competent jurisdiction without further notice to the Grantor. The Beneficiary or the holder of such Certificate of Purchase shall be entitled to the appointment of a receiver for the Property without regard to the solvency or insolvency of the Grantor or of the then owner of the Property or of the Property's value. Such receiver shall be authorized and empowered to enter upon and take possession of the Property, including all personal property used upon or in connection with the Real Property and all bank accounts containing funds associated with the Property, to let the Property, to receive all of the Rents due or to become due and to apply the Rents after payment of all necessary charges and expenses to reduction of the Indebtedness. At the option of the Beneficiary, the receiver shall enter upon and take possession of the Property by actual entry and possession or by notice to the Grantor. The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver 5 certificates for funds advanced by the Beneficiary for the purpose of protecting the value of the Property as security for the Indebtedness. The amounts evidenced by receiver 5 certificates shall bear interest at the Default Rate and may be added to the cost of redemption if the Grantor or a junior lienholder redeems to the Property following a Public Trustee's Sale.

(c) Neither the foregoing assignment of Rents to the Beneficiary nor the exercise by the Beneficiary of any of its rights or remedies hereunder shall be deemed to make the Beneficiary a "mortgagee-in-possession `or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part of the Property, unless and until the Beneficiary, in person or by agent, obtains title to the Property. The appointment of a receiver for the Property by any court at the request of the Beneficiary or by agreement with the Grantor, or the entering into possession of the Property by such receiver, shall not be deemed to make the Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part of the Property.

5.4 Representations Regarding the Leases and Rents. The Grantor represents and warrants that:

 (a) The Grantor is (or will be when any Lease is executed) the sole and absolute owner of the landlord's interest in the Leases, with full right and title to assign its interest in the Leases and the Rents.

(b) The Leases are (or when executed will be) valid, in full force and effect, and have not been modified or amended except as stated herein.

(c) There is no outstanding assignment or pledge of the Rents or the Grantor's interest in the Leases

(d) There are no existing defaults under the provisions of the Leases on the part of either party and all Rents due to date have been collected.
(e) To the best of the Grantor's knowledge, the tenants have no defense, set off, or counterclaim against the Grantor.

(f) No Rents have been collected more than one month in advance and no Rents have been anticipated, discounted, released, waived, compromised, or otherwise discharged.
(g) Except as expressly set forth in the Leases, the Grantor has not received any funds or deposits from any tenant which has not been credited as Rents.

5.5     The Grantor's Covenants Regarding the Leases and Rents.

(a) The Grantor shall diligently perform and observe all of its obligations under the Leases.

(b) The Grantor shall promptly: (1) give immediate written notice to the Beneficiary of any notice the Grantor receives from any tenant or subtenant specifying any claimed default by the Grantor under any Lease, and (2) deliver to the Beneficiary a true copy of each such notice.

(c) The Grantor shall diligently enforce the tenants' obligations under the Leases.

(d) The Grantor shall not grant to any tenant any options to purchase or rights of first refusal.

(e) The Grantor shall not execute any Lease on a form which the Beneficiary has not approved.

(f) Within five (5) days after the Beneficiary's request, the Grantor shall furnish to the Beneficiary a certificate setting forth the names of all tenants under the Leases, the terms of their respective Leases, the space occupied, the Rents payable thereunder, any security deposits paid pursuant thereto, and the dates through which any and all rents have been paid.

(g) Each Lease shall remain in full force and effect despite any merger of the interest of the Grantor and any tenant thereunder.

(h) The Beneficiary shall be deemed to be the creditor of each tenant with respect to any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such tenant (without obligation on the part of the Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).

(i) The Beneficiary shall have the right to assign the Grantor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Beneficiary.

(j) Upon the occurrence of any Event of Default, the Beneficiary shall have the right to execute a new Lease of any part of the Property, including any Lease that extends beyond the term of this Deed of Trust. The Beneficiary shall have the authority, as the Grantor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of the Grantor and to bind the Grantor on all papers and documents relating to the operation, leasing and maintenance of the Property.

(k) The Grantor shall promptly after written request by the Beneficiary notify the Beneficiary in writing of the status of the Lease and the amounts of any security deposits paid pursuant thereto.
(1) Upon written demand by the Beneficiary, the Grantor shall obtain from the tenant and furnish to the Beneficiary such instruments as are required to be executed and delivered by the tenant pursuant to the provisions of the Lease.

5.6 The Beneficiary's Prior Consent Required. Without the prior written consent of the Beneficiary, the Grantor shall not:

(a) Take any action under or with respect to any Lease which would decrease the monetary obligations of the tenant thereunder or otherwise materially decrease the obligations of the tenant or the fights of remedies of the lessor.

(b) In any other manner impair the Beneficiary's rights and interest to the Rents.

(c) Permit an assignment of the Lease or any subletting thereunder unless the right to sublet or assign is expressly reserved by the tenant or unless the original tenant remains liable thereon without the Beneficiary's prior written consent, nor anticipate for more than one month any rents that may become collectible under the Lease.

(d) Execute any further assignment of the Rents or suffer or permit any such assignment to occur by operation of law.

(e) Modify, amend, or cancel or terminate any Lease (except where the tenant is in default) or any guarantees of any Lease without the prior written consent of the Beneficiary.

(f)     Enter into any Leases after the date hereof.

(g) Each Lease shall provide for the attornment of the tenant thereunder to any person succeeding to the Grantor's interest as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by the Beneficiary.

5.7 Settlement for Termination. The Grantor shall not make any settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, without the prior written consent of the Beneficiary. Any check in payment of such damages will be made payable to both the Grantor and the Beneficiary. The Grantor hereby assigns any such payment to the Beneficiary, to be applied to the Indebtedness as the Beneficiary may elect, and agrees to endorse any check for such payment to the order of the Beneficiary.

5.8 Beneficiary in Possession. The Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Property by the Beneficiary, be deemed to constitute the Beneficiary a "mortgagee in possession," nor obligate the Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to the Grantor by any lessee and not delivered to the Beneficiary. The Beneficiary shall not be liable for any injury or damage to person or property in or about the Property.

5.9 Appointment of Attorney. The Grantor hereby irrevocably appoints the Beneficiary its attorney-in-fact, coupled with an interest, empowering the Beneficiary to subordinate any Leases to this Deed of Trust

5.10 Indemnification. The Grantor hereby indemnifies and holds the Beneficiary harmless from all liability, damage, or expense imposed on or incurred by the Beneficiary from any claims under the Leases, including, without limitation, any claims by the Grantor with respect to payments of Rents made directly to the Beneficiary after an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to the Beneficiary. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by the Beneficiary shall bear interest at the maximum lawful rate and shall be payable by the Grantor immediately without demand and shall be secured hereby.

5.11 Records. Upon request by the Beneficiary, the Grantor shall deliver to the Beneficiary executed originals of all Leases and copies of all records relating thereto.

5.12 Merger. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Real Property without the prior written consent of the Beneficiary.

5.13 Right to Rely. The Grantor hereby authorizes and directs the tenants under the Leases to pay rents to the Beneficiary upon written demand by the Beneficiary without further consent of the Grantor. The tenants may rely upon any written statement delivered by the Beneficiary to the tenants. Any such payment to the Beneficiary shall constitute payment to the Grantor under the Leases. The Grantor shall at any time or from time to time, upon request of the Beneficiary, transfer and assign to the Beneficiary in such form as may be satisfactory to the Beneficiary, the Grantor's interest the Rents or in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder the Grantor shall have a license to collect and receive all Rents under such Leases as set forth in this Article.

ARTICLE 6
DEFAULTS

Each of the following shall constitute an Event of Default ("Event of Default") hereunder:

6.1 Loan Agreement Defaults. An "Event of Default" under Article VII of the Loan Agreement occurs, including, without limitation, any failure to make a payment under the Note, the Loan Agreement, this Deed of Trust or any other Loan Document when the same becomes due and payable.

6.2 Acceleration. The Beneficiary has accelerated the payment of the Indebtedness pursuant to the provisions of Section 2.13 hereof.

6.3 Default Under Further Security Instruments. A default occurs pursuant to the terms of any assignment of the Grantor's interest in leases, conditional assignments of rents, security agreements, financing statements, deeds of trust, collateral assignments, pledges, contracts of guarantee, or other additional securities which now or hereafter further secure the Indebtedness, whether given by the Grantor and/or any Affiliate. The Beneficiary may, at its option, exhaust any one or more of said securities as well as the security hereunder, either concurrently or independently and in such order as it may determine, and may apply the proceeds to the Indebtedness without waiving or affecting the status of any breach or default of any right or power, whether contained herein or exercised hereunder or whether contained or exercised under any other security.

6A All Other Breaches. The Grantor or any of the Affiliates commits any other breach not expressly set forth above in the due observance and performance of any covenant, condition, or agreement contained in this Deed of Trust, and the Grantor fails to cure such breach within thirty (30) days after the Beneficiary gives written notice to the Grantor of such breach; provided that if a different period or notice requirement is specified for any particular breach under this Deed of Trust, such specific provision shall control.

ARTICLE 7
REMEDIES

The Beneficiary shall have the following rights and remedies:

7.1 Default Interest. Upon the occurrence and during the continuation of any Event of Default, at the Beneficiary's election, the Indebtedness shall thereafter bear interest at the Default Rate (as defined in the Note), whether or not accelerated. Payment of such Default Rate interest shall be secured by this Deed of Trust.

7.2     Acceleration.

(a)     Upon the occurrence of any Event of Default described in clauses
(h), (i) and (1) of Article VII of the Loan Agreement (an "Insolvency Default"), the Indebtedness, without notice, shall become immediately due and payable. The Grantor hereby waives notice of intent to accelerate and notice of acceleration.

(b) Upon the occurrence of any Event of Default other than an Insolvency Default, the Beneficiary may declare the Indebtedness immediately due and payable, without notice, whereupon the Indebtedness shall become immediately due and payable. The Grantor hereby waives notice of intent to accelerate and notice of acceleration.

7.3 Power of Sale. Upon the occurrence of any Event of Default, the Beneficiary is authorized and empowered, without further notice, to file with the Trustee, a Notice of Election and Demand for Sale, in writing, as provided by law. After such filing, the Trustee may lawfully foreclose and shall foreclose the lien of this Deed of Trust, and sell and dispose of the Property en masse or in separate parcels (as the Beneficiary may elect) and all the right, title, and interest of the Grantor therein, at a public auction at any place then authorized by law as may be specified in the notice of such sale, for the highest and best price (the "Trustee's Sale"), four (4) weeks' public notice having previously been given of the time and place of such sale by advertisement, weekly, in a newspaper of general circulation at the time published in the County of Boulder, State of Colorado, or upon such other notice as may then be required by law. The Trustee shall issue, execute, and deliver a Certificate of Purchase, a Trustee's Deed (which may be in the ordinary form of conveyance), or a Certificate of Redemption in the manner provided by law to the party entitled thereto. The Trustee shall apply the proceeds or avails of the Trustee's Sale first to pay all reasonable fees, charges, costs of conducting the Trustee's Sale and advertising the Property, and attorneys' fees as herein provided, second to pay to the Beneficiary the then outstanding amount of the Indebtedness with interest at the rate set forth in the Note, and third to the Grantor. The Beneficiary may purchase all or any part of the Property at the Trustee's Sale. Any purchaser at the Trustee's Sale shall not be responsible for the application of the purchase money. In the event of any express conflict between the provisions of this Deed of Trust and the provisions of Colorado Revised Statutes; the provisions of Colorado Revised Statutes shall apply.

7.4 Judicial Action. Upon the occurrence of any Event of Default, the Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to specifically enforce any of the covenants and agreements hereof or of the Note or any other Loan Document, or in aid of the execution of any power granted in this Deed of Trust, or for damages.

7.5 Use of Deposits. Upon the occurrence of any Event of Default, the Beneficiary may, but shall not be obligated to, apply the Deposits to the Indebtedness in such order and manner as the Beneficiary may elect.

7.6 The Beneficiary's Right to Cure the Grantor's Default. Upon the occurrence of any Event of Default, if the Grantor fails to pay any sum due hereunder prior to delinquency, whether for taxes, insurance premiums, or other charges, the Beneficiary may (but shall not be obligated to) pay all or part of such items. The Grantor agrees to repay immediately and without demand all funds so advanced by the Beneficiary with interest thereon from the date of such payments until repaid at the Default Rate, and all of such advances and the interest thereon shall become part of the Indebtedness and shall be secured by this Deed of Trust.

7.7 Receiver. Upon the occurrence and during the continuation of any Event of Default, the Beneficiary shall have the right to obtain appointment of a receiver by any court of competent jurisdiction without notice to the Grantor. By execution of this Deed of Trust, the Grantor irrevocably consents to the ex parte appointment of such receiver. Such appointment shall be as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Indebtedness or the solvency of the Grantor or any other person liable for the payment of the Indebtedness, and the Grantor and each other person so liable waives, or shall be deemed to have waived, such necessity and consent and shall be deemed to have consented to such appointment Any order appointing such receiver may preclude any further transfer of an interest in, or encumbrance of, the Property without the consent of the receiver, may require that the Grantor turn over to the receiver any and all funds, documents, records and reports in its possession relating to the Property upon demand, shall permit the receiver to market the Property upon such terms and conditions as the receiver may deem appropriate, either directly or through the Beneficiary, and shall contain such other terms and conditions as the Beneficiary may deem necessary or appropriate. Such receiver shall be authorized and empowered to enter upon and take possession of the Property, including all personal property used upon or in connection with the Real Property and all bank accounts containing funds associated with the Property, to let the Property, to manage the Property, to receive all the Rents due or to become due, and apply the Rents after payment of all necessary charges and expenses to reduction of the Indebtedness. At the option of the Beneficiary, the receiver shall accomplish such entry and taking possession of the Property by actual entry and possession or by notice to the Grantor. The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver's certificates for funds advanced by the Beneficiary for the purpose of protecting the value of the Property as security for the Indebtedness. The amounts evidenced by receiver's certificates shall bear interest at the Default Rate and may be added to the cost of redemption if the owners of the Property, the Grantor, a junior lienholder or any other party redeems the Trustee's Sale.

7.8 Costs and Expenses in the Event of Foreclosure. If this Deed of Trust is foreclosed by the Trustee, the Trustee shall allow a reasonable amount of attorneys' fees for services rendered in the supervision of such foreclosure proceedings as a part of the cost of foreclosure. If the foreclosure proceedings are made through court proceedings, attorneys' fees in an amount determined by the court to be reasonable shall be taxed by the court as a part of the cost of such foreclosure proceedings.

7.9 Remedies Cumulative, Concurrent and Nonexclusive. The Beneficiary shall have all rights, remedies, and recourse granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Code and applicable to the Property, or any portion thereof) and the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against the Grantor or others obligated for the Indebtedness, or any part thereof, or against any one or more of them, or against the Property, at the sole discretion of the Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive.

7.10 Rate After Sale. If the Property is sold at a Trustee's Sale, the sum for which the Property was sold shall, for purposes of redemption (pursuant to Section 38-38-302, C.R.S., or the corresponding provisions of any future law), bear interest at the lesser of (a) the maximum rate permitted by applicable law or (b) the Default Rate from the date of the Trustee's Sale until paid.

ARTICLE 8
MISCELLANEOUS

8.1 Waiver. Failure by the Beneficiary to insist upon the strict performance of any covenant, agreement, term, or condition of this Deed of Trust or to exercise any right or remedy consequent upon a breach thereof shall not constitute a waiver of any such breach or of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition in this Deed of Trust and no breach thereof, may be waived, altered, or modified except by a written instrument executed by the Beneficiary. The waiver of any breach shall not affect or alter this Deed of Trust, but each and every covenant, agreement, term, and condition of this Deed of Trust shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

8.2 Notices. All notices, demands, and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given when delivered in person or by overnight or similar courier service, or sent by tested telex, telegram, or telecopier or three (3) days after having been deposited in any post office, branch post office, or mail depository regularly maintained by the U.S. Postal Service and sent by U.S. registered or certified mail, postage prepaid, addressed as follows:

TO THE GRANTOR:

Hauser, Inc.
5555 Airport Boulevard
Boulder, Colorado 80301
Attn:     Mr. Dean Stull
(Telecopy No. (303) 441-5802)

WITH A COPY TO:

Chrisman, Bynum & Johnson
1900 Fifteenth Street
Boulder, Colorado 80302
Attn:     Laurie P. Glasscock, Esq.

TO THE BENEFICIARY:

Wells Fargo Bank, National Association
c/o Wells Fargo HSBC Trade Bank, N.A.
333 South Grand Avenue, 8th Floor
Los Angeles, California 90071
Attn:     Thomas Q. Petersmeyer, Esq.
(Telecopy No. (213) 625-1055)

WITH A COPY TO:

G. Carla Axelrod, Esq.
Wells Fargo Bank, National Association
333 South Grand Avenue, 10th Floor
Los Angeles, California 90071
(Telecopy No. (213) 628-9918)

or addressed to each respective party at such other address as such party may hereafter furnish to the other parties in writing. Notice given by counsel to a party shall be deemed to be notice from such party.

8.3 Inspection of Property. The Beneficiary and its authorized representatives may enter and inspect all portions of the Property upon reasonable notice and at all reasonable times.

8.4 Deed of Trust as Security Agreement, Fixture Filing and Financing Statement. This Deed of Trust shall cover the Building Equipment, all other property affixed to or located upon the Real Property described herein, and all articles of personal property and all materials delivered to the Property for incorporation or use in any construction being conducted thereon and owned by the Grantor (which to the fullest extent permitted by law shall be deemed fixtures and a part of the real property). The extent of this Deed of Trust covers property which is or may become so affixed to the Real Property as to become fixtures, this Deed of Trust also constitutes a fixture filing under Section 4-9-313, C.R.S. to the extent this Deed of Trust covers property which is not fixtures, this Deed of Trust constitutes a financing statement under Section 4-9-402, C.R.S. if any property covered by this Deed of Trust consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust constitutes a security agreement and financing statement and is intended when recorded to create a perfected security interest in such property in favor of the Beneficiary. This Deed of Trust shall be self-operative with respect to such property, but the Grantor agrees to execute and deliver on demand such security agreements, financing statements, and other instruments as the Beneficiary may request in order to impose the lien hereof more specifically upon any of such property and to pay all recording and/or filing fees associated therewith. If the lien of this Deed of Trust on any property is subject to a prior security agreement covering such property, then if any Event of Default occurs, the Grantor hereby assigns to the Beneficiary all its right, title, and interest in and to all deposits thereon, together with the benefit of any payments now or hereafter made thereon. For purposes of treating this Deed of Trust as a security agreement, fixture filing and financing statement, the Beneficiary shall be deemed to be the secured party and the Grantor shall be deemed to be the debtor.

8.5 Effect of Foreclosure on Insurance Claims. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment of the Indebtedness, all right, title, and interest of the Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee. If, prior to any such transfer of title, any claim under any hazard insurance policy had not been paid and distributed in accordance with the terms of this Deed of Trust and any such claim is paid after any such transfer of title, then, to the extent the Indebtedness was not fully discharged in conjunction with such transfer of title, the insurance proceeds so paid shall be the property of the Beneficiary and shall be paid to the Beneficiary, and the Grantor hereby assigns, transfers, and sets over to the Beneficiary all of its right, title, and interest in and to said sum. The balance, if any, shall belong to the Grantor as its interests may appear. Notwithstanding the above, the Grantor shall retain an interest in the insurance policies above described during any redemption period.

8.6 Offset or Claim. No offset or claim that the Grantor now has or may have in the future against the Beneficiary shall relieve the Grantor from paying any amounts due under the Note or hereunder or from performing any other obligations contained in the Loan Documents.

8.7 Inconsistencies with Loan Agreement. In the event of any direct inconsistencies between the terms of this Deed of Trust and the Loan Agreement, the terms of the Loan Agreement shall govern and control. The presence of more restrictive provisions with respect to any particular subject matter in either instrument shall not be deemed to be an inconsistency, and in such case, the provisions imposing more restrictions or greater limitations on the Grantor, or providing greater rights or remedies to the Beneficiary, shall govern.

8.8 Severability of Clauses. If any term, covenant, condition, or provision of this Deed of Trust or the Note is held to be invalid, illegal, or unenforceable, this Deed of Trust or the Note shall be construed without such provision.

8.9 Writing Required. No waiver, change, amendment, modification, cancellation, or discharge of any provision of this Deed of Trust, or any part hereof, will be valid unless in writing and signed by the parties hereto.

8.10 Successors and Assigns. This Deed of Trust and every covenant, agreement and other provision hereof shall be binding upon the Grantor and its successors and assigns (including without limitation each and every subsequent record owner of the Property or any other person having an interest therein); and shall inure to the benefit of the Beneficiary and Trustee and their successors and assigns. Wherever the Beneficiary is referred to in this Deed of Trust, such reference shall be deemed to include the holder from time to time of the Note, whether so expressed or not; and each subsequent holder of the Note shall have and enjoy all of the rights, privileges, powers, options and benefits afforded the Beneficiary by and under this Deed of Trust, and may enforce all of the terms and provisions hereof, as fully and to the same extent and with the same effect as if such holder were herein by name specifically granted such rights, privileges, powers, options and benefits and were herein by name designated the Beneficiary.

8.11 Applicable Law. This Deed of Trust shall be governed by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within said State.

8.12 Headings. Headings of the sections and paragraphs of this Deed of Trust are inserted for convenience only and shall not be deemed to constitute a part hereof.

IN WITNESS WHEREOF, this Deed of Trust has been executed by the Grantor as of the day and year first above written.


HAUSER, INC., a Colorado corporation


     By            Dean P. Stull
Name:     Dean P. Stull
Title:     CEO

STATE OF COLORADO     )
     ) ss.
COUNTY OF BOULDER     )

The foregoing Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement was acknowledged before me this 10th day of June, 1999, by
Dean P. Stull, as CEO of Hauser, Inc.

WITNESS my hand and official seal.

     My commission expires: 4/15/02


                                        Dianne Bush
                                        Notary Public

EXHIBIT A

LEGAL DESCRIPTION


ALL OF THAT PORTION OF LOT 3, LAKECENTRE, A SUBDIVISION IN THE COUNTY OF BOULDER, STATE OF COLORADO, ACCORDING TO THE RECORDED PLAT THEREOF, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT 3, THENCE N49 DEGREES 39'24"E, 286.86 FEET ALONG THE SOUTHEASTERLY LINE OF SAID LOT 3;

THENCE N25 DEGREES 00'46"W, 624.49 FEET TO THE NORTH LINE OF SAID LOT 3; THENCE N89 DEGREES 40'00"W, 227.08 FEET ALONG THE NORTH LINE OF SAID LOT 3;

THENCE S35 DEGREES 41`19"W, 288.27 FEET ALONG THE NORTHHESTERLY LINE OF
SAID LOT 3
TO THE MOST WESTERLY CORNER THEREOF;

THENCE 540 DEGREES 20'36"E, 680.69 FEET ALONG THE SOUTHWESTERLY LINE OF
SAID LOT 3
TO THE POINT OF BEGINNING;



Street address of above-described property: 5505 Airport Boulevard, Boulder, Colorado

EXHIBIT B

APPROVED EXCEPTIONS


1. Real Property taxes and assessments for 1999 and subsequent years.

2. Covenant as set forth in Deed recorded February 10, 1959 in Book 1101 at Page 190.

3. The effect of the inclusion of the subject property in the Northern Colorado Water Conservancy District, as disclosed by the instrument recorded January 8, 1990 on Film 1610 at Reception No. 01022403.

4. An Avigation easement granted to the City of Boulder by instrument recorded January 30, 1990 on Film 1612 at Reception No. 01025758.

5. Terms, conditions, provisions, agreements, and obligations specified under the Annexation Agreement recorded January 30, 1990 on Film 1612 at Reception No. 01025761.

      NQTE: Amendment recorded April 17, 1992 on Film 1727 at Reception No.01176988.

6. Easements, notes terms, conditions, provisions, agreements and obligations as shown on the plat of Lakecentre Subdivision recorded November 14, 1990 on Film 1651 at Reception No. 01073973.

7. Terms, conditions, provisions, agreements, obligations specified under the Subdivision Agreement recorded November 14, 1990 on Film 1651 at Reception No. 01073974.

8. Covenants, conditions, easements, lien rights and restrictions, which do not include a forfeiture or reverter c1ause, and any and all supplements, amendments, and annexations thereto, as set forth in the instrument(s) recorded November 14, 1990 on Film 1651 at Reception No. 01074090.

      NOTE: Amendment of said covenants, conditions and restrictions by an instrument recorded November 21, 1990 on Film 1651 at Reception No. 01074942.

9. An easement for utilities and incidental purposes granted to the City of
        Boulder by the instrument recorded January 18, 1991 on Film 1659 at Reception
   No. 01084026, upon the terms and conditions set forth in the instruments, over a portion of the land.

10. Easements, notes, terms, conditions, provisions, agreements and ob1igations as shown on the plat of Lakecentre Lot Line recorded August 30, 1991 on Film 1690 at Reception No. 01126917.

        NOTE: City Review Certification recorded August 30, 1991 on Film 1690 at Reception
      No. 01126918.


11. The fo11owing matters as disclosed by ALTA/ACSM Land Title Survey No. 908-20G by Drexel Barre1 7 Co., dated Apri1 28, 1999;

     a).     Encroachment of asphalt onto subject,

      b). Any loss or damage arising from the fence lines on or near me boundary lines of the property